EXHIBIT 24.1

                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS,  that each of the undersigned Directors and
Officers of ASHLAND  INC., a Kentucky  corporation,  which is about to file
Registration Statements on Form S-8 pertaining to the Ashland Inc. Employee
Savings Plan, the Ashland Inc. Leveraged Employee Stock Ownership Plan, the
Ashland  Inc.  1993 Stock  Incentive  Plan,  the  Ashland  Inc.  1997 Stock
Incentive Plan, the Amended and Restated  Ashland Inc.  Incentive Plan, the
Ashland Inc.  Deferred  Compensation Plan for Non-Employee  Directors,  the
Ashland  Inc.  Deferred   Compensation  Plan,  the  Ashland  Inc.  Deferred
Compensation Plan for Non-Employee  Directors (2005),  and the Ashland Inc.
Deferred   Compensation  Plan  for  Employees   (2005);   and  Registration
Statements on Form S-3 pertaining to the Ashland Inc. Stock Option Plan for
Employees  of Joint  Ventures  and the  offering  of  $600,000,000  of Debt
Securities,   Preferred  Stock,  Depository  Shares,  Common  Stock  and/or
Warrants of Ashland Inc., with the Securities and Exchange Commission under
the  provisions  of  the  Securities  Act  of  1933,  as  amended,   hereby
constitutes  and appoints JAMES J. O'BRIEN,  DAVID L. HAUSRATH and LINDA L.
FOSS,  and each of them, his or her true and lawful  attorneys-in-fact  and agents,  with full  power to act  without  the others to sign and file such
Registration  Statements  and the  exhibits  thereto  and any and all other documents in connection  therewith,  and any such amendments thereto,  with the Securities and Exchange  Commission,  and to do and perform any and all acts and things  requisite and necessary to be done in connection  with the foregoing  as fully  as he or she  might  or  could  do in  person,  hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  July 19, 2005
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

/s/ James J. O'Brien                                            /s/ Kathleen Ligocki
-------------------------------------------                     ---------------------------------------------
James J. O'Brien, Chairman of the Board                           Kathleen Ligocki, Director
and Chief Executive Officer

/s/ J. Marvin Quin                                              /s/ Patrick F. Noonan
-------------------------------------------                     ---------------------------------------------
J. Marvin Quin, Senior Vice President                            Patrick F. Noonan, Director
and Chief Financial Officer

/s/ Lamar M. Chambers                                           /s/ Ernest H. Drew
-------------------------------------------                     ---------------------------------------------
Lamar M. Chambers, Vice President and                             Ernest H. Drew, Director
Controller

/s/ Roger W. Hale                                               /s/ George A. Schaefer, Jr.
-------------------------------------------                     ---------------------------------------------
Roger W. Hale, Director                                           George A. Schaefer, Jr., Director


/s/ Bernadine P. Healy                                          /s/ Theodore M. Solso
-------------------------------------------                     ---------------------------------------------
Bernadine P. Healy, Director                                      Theodore M. Solso, Director


/s/ Mannie L. Jackson                                           /s/ Michael J. Ward
-------------------------------------------                     ---------------------------------------------
Mannie L. Jackson, Director                                       Michael J. Ward, Director
